Exhibit 4.30

FOURTH AMENDMENT
TO THE
EXCLUSIVE MANUFACTURING, SUPPLY AND DISTRIBUTION AGREEMENT

This FOURTH Amendment to the Exclusive Manufacturing, Supply and Distribution Agreement dated August 23rd, 2010 as amended on September 6th, 2012, May 14th, 2013, and February 15, 2014 by and between Baxalta US Inc., having a place of business at One Baxter Way, Westlake Village, California 91361 (hereinafter “Baxalta”) and Kamada Ltd., having a place of business at Science Park, Kiryat Weizmann, 7 Sapir St., Ness-Ziona, 74036, Israel (hereinafter “Kamada”) (the "Agreement") is entered into as of this 10th  day of August, 2015 (the "Effective Date").  Baxalta and Kamada shall collectively be referred to as the “Parties”.

RECITALS

WHEREAS, the Parties desire to enter into a fourth amendment to the Agreement in order to amend the Minimum Purchase Levels and the Production Capacity as set under the Agreement, as elaborated hereunder (hereinafter the "Fourth Amendment").

NOW THEREFORE, it is hereby agreed as follows:

1.	Section 4.5 of the Agreement shall be replaced with the following paragraph:

4.5 Post-2018 Forecasting.  Baxalta shall notify Kamada in writing, no later than [*****] with respect to its expectations for the continued supply of Product by Kamada, for calendar years 2019 and beyond.

2.	Section 6.4(a) of the Agreement shall be replaced with the following paragraph:

6.4       Minimum Purchase Levels.

(a)      During each calendar year following the Effective Date (each a “Minimum Period”), for a period terminating on December 31, 2018 (the “Minimums Term”), Baxalta shall be obligated to purchase minimum volumes (the “Minimum Purchase Levels”) of the Product as follows:

<<Table on Following Page>>

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Fourth Amendment to the Exclusive Manufacturing, Supply and Distribution Agreement

Minimum Period (Calendar Year)	Minimum Purchase Levels (50 mL vials)
2010	[*****]
2011	[*****]
2012	[*****]
2013	[*****]
2014	[*****]
2015	[*****]
2016	[*****]
2017	[*****]
2018	[*****]

3.	Section 1.77 of the Agreement is hereby amended to read as follows:

1.77         “Production Capacity” of 50 mL vials of Product for delivery to Baxalta shall mean:

Calendar Year	50 mL vials/month
2010	[*****]
2011	[*****]
2012	[*****]
2013	[*****]
2014	[*****]
2015	[*****]
2016	[*****]
2017	[*****]
2018	[*****]

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Fourth Amendment to the Exclusive Manufacturing, Supply and Distribution Agreement

4.	A new section 5.4 (c) shall be added to the Agreement, as follows:

In consideration of the undertakings by Kamada for the years [*****], Baxalta agrees to pay Kamada such amounts at such dates as specified in the table below, representing prepayment of a portion of the Transfer Price, until [*****].

Amount	Payment Date
[*****]	Thirty (30) days after reaching Net Sales for the Product and Baxalta’s Product of [*****] during the period of [*****] through [*****].
[*****]	Thirty (30) days after reaching Net Sales for the Product and Baxalta’s Product of [*****] during the period of [*****] through [*****].

5.	As Baxter Healthcare Corporation has assigned the Agreement to Baxalta, all references to Baxter in the Agreement shall now be read to refer to Baxalta.

6.	All provisions of the Agreement which are not expressly amended by the terms of this Third Amendment shall remain in effect and without change.

IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be executed by their duly authorized representatives.

BAXALTA US INC.	KAMADA LTD.
By: /s/ Ludwig Hantson Name: Ludwig Hantson Title: CEO & President Date: 10/15/15	By: /s/ Amir London Name: Amir London Title: Chief Executive Officer Date: August 25, 2015
By: /s/ Gil Efron Name: Gil Efron Title: Deputy CEO and Chief Financial Officer Date: August 25, 2015

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.
Fourth Amendment to the Exclusive Manufacturing, Supply and Distribution Agreement
Paeg 3